SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2004 and March 19, 2004

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Ave., Campbell, CA	95008

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 866-8300

Items 5 and 9.
SIGNATURE
EXHIBIT 99.1
EXHIBIT 99.2

Items 5 and 9.

On April 6, 2004, Focus Enhancements, Inc. issued a press release announcing that it had obtained binding commitments to raise $5.6 million of gross proceeds through a private placement with a select group of institutional investors. Upon funding, Focus would issue approximately 3.9 million shares of common stock at $1.45 per share along with warrants for approximately 1.0 million additional shares of common stock. Proceeds will be used to further develop Focus’ Ultra Wideband technology (UWB) and for general corporate purposes. Rodman & Renshaw LLC acted as placement agent in the transaction. A copy of the press release is attached hereto as Exhibit 99.1.

On March 19, 2004, Mr. Carl Berg, a director of Focus, converted his approximately $4.5 million of debt and accrued interest into Focus’ preferred and common stock on conversion terms agreed to more than two years ago. This conversion resulted in the issuance of 2,173,193 shares of Focus’ common stock and 840 shares of Focus’ Series B preferred stock and 417 shares of Focus’ Series C preferred stock, that are convertible in to an additional 840,000 and 417,000 shares of Focus’ voting common stock, respectively. Following the conversion, Mr. Berg owned approximately 11% of Focus’ outstanding equity. A copy of the press release is attached hereto as Exhibit 99.2.

Exhibits

Exhibit Number	Description
99.1	Press Release “FOCUS Enhancements Announces Sale of Common Stock”

99.2	Press Release “FOCUS Enhancements Converts $4.5 Million of Debt Into Equity; Balance Sheet Strengthened”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     FOCUS ENHANCEMENTS, INC.

Date: April 7, 2004	BY:	/s/ Gary Williams

Name: Gary Williams Title: VP of Finance and CFO

Exhibits

Exhibit Number	Description
99.1	Press Release “FOCUS Enhancements Announces Sale of Common Stock”

99.2	Press Release “FOCUS Enhancements Converts $4.5 Million of Debt Into Equity; Balance Sheet Strengthened”